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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                October 15, 1998


                             ASPEC TECHNOLOGY, INC.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

     000-22565                                            77-0298386
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 (Commission File No.)                      (IRS Employer Identification Number)





                             830 East Arques Avenue
                           Sunnyvale, California 94086
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                    (Address of principal executive offices)


                                 (408) 774-2199
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              (Registrant's telephone number, including area code)



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Item 5. Other Events.

     On August 5, 1998, Deloitte & Touche LLP ("D&T") resigned as the Company's independent accountants. On August 10, 1998, the Company filed a Report on Form 8-K that indicated that D&T's resignation was not based on any disagreement as to accounting principles or practices. D&T agreed with this conclusion in a letter filed as an exhibit to the Form 8-K.

     On August 27, 1998, the Company engaged PricewaterhouseCoopers ("PWC") as its new independent accountants. This engagement was reported on a Form 8-K filed on September 2, 1998.

     The Company's third fiscal quarter ended on August 31, 1998. In connection with its review of the Company's third quarter results, PWC reviewed, among other things, the historical revenue recognition treatment for two of the Company's customers. After consulting with PWC, the Company advised D&T that it disagreed with the timing of the recognition of revenue resulting from these customer transactions, one of which related to an agreement executed in July 1996 and one of which related to a May 1996 agreement and a January 1997 agreement with another customer. As a result, the Company concluded that it would be required to restate its previously reported financial results for fiscal years 1996 and 1997 and the first and second quarters of fiscal 1998 ended February 28, 1998 and May 31, 1998, respectively. The Company publicly announced its decision to restate its results on October 9, 1998. On October 12, 1998, D&T advised the Company that, based on the Company's decision to restate its results, its audit report on the Company's fiscal 1996 and fiscal 1997 results was being withdrawn and should no longer be relied upon.

     As part of the restatement, the timing of the revenue recognized from these two customer transactions is expected to be revised resulting in a reduction in the revenue reported for fiscal years 1996 and 1997 of approximately $425,000 and $1.2 million, respectively. The Company has not yet completed its review. Accordingly, the above figures are preliminary estimates of the results of the restatement of revenue from these two customers and do not reflect any other potential adjustments in the timing or amount of revenue that may or may not be made to these customer transactions or other transactions. Additionally, the reviewed financial statements will be subject to audit. There can be no assurance that these preliminary estimates will not change or that other adjustments will not be made as the audit process progresses.

     The above information regarding the estimated impact of the restatement of the Company's financial results is forward looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected in the forward looking information as a result of a number of factors including the further analysis and review of the Company's contracts and other actions that will be taken as the Company pursues arrangements for completion of its audit for fiscal 1996 and fiscal 1997 and its review of the results for the third quarter of fiscal 1998.



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                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Aspec Technology, Inc.


        Dated:  October 15, 1998            By: /s/ CONRAD J. DELL'OCA
                                               ---------------------------------
                                               Conrad J. Dell'Oca
                                               President and Chief Executive
                                               Officer


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